Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" in the Class A, Class B, Class C, Class R, and Class Y Shares' Prospectuses of Pioneer Oak Ridge Large Cap Growth Fund and Class A, Class B, and Class C Shares' Prospectus of Pioneer Oak Ridge Small Cap Growth Fund; and "Disclosure of Portfolio Holdings", "Independent Registered Public Accounting Firm", and "Financial Statements" in the Class A, Class B, Class C, Class R, and Class Y Shares' Statement of Additional Information of Pioneer Oak Ridge Large Cap Growth Fund and Class A, Class B, and Class C Shares' Statement of Additional Information of Pioneer Oak Ridge Small Cap Growth Fund; and to the incorporation by reference of our reports, dated January 23, 2009, on the financial statements and financial highlights of Pioneer Oak Ridge Large Cap Growth Fund and Pioneer Oak Ridge Small Cap Growth Fund, in the Annual Reports to the Shareowners for the year ended November 30, 2008 as filed with the Securities and Exchange Commission in Post-Effective Amendment Number 11 to the Registration Statement (Form N-1A, No. 333-108472) of Pioneer Series Trust I.


                                        /s/ ERNST & YOUNG LLP
                                        ---------------------
                                            ERNST & YOUNG LLP

Boston, Massachusetts
March 23, 2009